UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2012

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-26128	35-1927981
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

 9204 Columbia Avenue

Munster, Indiana 46321

(Address of Principal Executive Offices) (Zip Code)

(219) 836-4400

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 25, 2012, the Board of Directors of both NorthWest Indiana Bancorp and its wholly-owned subsidiary, Peoples Bank SB, approved revisions to the Code of Business Conduct and Ethics. Revisions were made to the provisions of the Code that deal with conflicts of interest relating to personal relationships and business communications, including social media, in order to clarify the standards of conduct expected of directors, officers, and employees. A copy of the Code, as amended, will be posted on the company’s internet website, www.ibankpeoples.com.

Item 8.01. Other Events

On May 25, 2012, NorthWest Indiana Bancorp issued a press release reporting an increase in its quarterly cash dividends. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Dividend Press Release dated May 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012

NORTHWEST INDIANA BANCORP

By:	/s/ David A. Bochnowski
Name: David A. Bochnowski Title: Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Dividend Press Release dated May 25, 2012